Exhibit 99.1

THIRD QUARTER 2024 EARNINGS RELEASE

November 7, 2024

NEXSTAR MEDIA GROUP REPORTS RECORD
THIRD QUARTER NET REVENUE OF $1.37 BILLION

Q3 Net Revenue Drives Net Income of $180 Million, Adjusted EBITDA(1) of $510 Million, Net Cash Provided by Operating Activities of $387 Million and Adjusted Free Cash Flow(1) of $327 Million

All-Time High Third Quarter Distribution Revenue

Reduced Year-over-Year Quarterly Losses at The CW by $36 Million

Quarterly Return of Capital to Shareholders of $233 Million, Reducing Shares Outstanding by 3.1%

STATEMENT FROM PERRY A. SOOK, FOUNDER, CHAIRMAN AND CEO

“Nexstar generated record financial results for the third quarter, reflecting the continued power of our broadcast television business model. We delivered the highest third quarter net revenue in the Company’s history, comprised of record third quarter distribution and advertising revenue, including all-time high third quarter political advertising revenue of $154 million, up 16% over the comparable 2020 period. During the quarter, we made further progress on our strategy for The CW, reducing operating losses by $36 million year-over-year and by $119 million year-to-date. We debuted NASCAR Xfinity Series racing in September and WWE NXT wrestling in October on The CW broadcast network to double-digit percentage increases both in total audience and in adults 18-49 versus previous viewership on cable. Overall, our strong year-to-date operating performance yielded $792 million of Adjusted Free Cash Flow and we returned $590 million, or 74%, to shareholders in the form of dividends and share repurchases and reduced debt by $146 million.”

2024 Third Quarter Financial Summary

($ in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Distribution	$719	$598	20.2	$2,215	$2,023	9.5
Advertising	622	509	22.2	1,656	1,535	7.9
Other	25	25	–	49	71	(31.0)
Net Revenue	$1,366	$1,132	20.7	$3,920	$3,629	8.0

Net Income	$180	$8	NM	$453	$171	164.9
% Margin(2)	13.2%	0.7%	12.5	11.6%	4.7%	6.9

Adjusted EBITDA(1)	$510	$279	82.8	$1,376	$1,029	33.7
% Margin(2)	37.3%	24.6%	12.7	35.1%	28.4%	6.7

Net Cash Provided by Operating Activities	$387	$138	180.4	$839	$817	2.7

Adjusted Free Cash Flow(1)	$327	$81	303.7	$792	$659	20.2

NM = Not Meaningful

(1)
Changes were made to these definitions in the third quarter of 2024. Please refer to the “Definitions and Disclosures Regarding Non-GAAP Financial Information” section herein, the reconciliations at the end of this press release and additional information on our website nexstar.tv.
(2)
Net Income margin is Net Income as a percentage of Net Revenue. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of Net Revenue.

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THIRD QUARTER 2024 EARNINGS RELEASE

Company and Business Highlights

•
Announced a new $1.5 billion share repurchase authorization in July 2024.
•
Appointed Ellen Johnson, Chief Financial Officer of Interpublic Group of Companies (NYSE: IPG), one of the world’s leading providers of marketing and advertising solutions, to the Board of Directors effective October 1, 2024. Following her appointment, Nexstar’s Board is composed of 10 Board members, nine of whom are independent and three of whom are women.
•
Named Scott Weaver as Senior Vice President of Government Relations in August 2024 to lead a team to represent Nexstar’s interests in Washington D.C.
•
Announced comprehensive multi-year agreements in July 2024 to renew CBS Television Network affiliations in 42 markets and an agreement for two Paramount-owned independent stations in Miami, FL and Detroit, MI, both top-20 markets, to become affiliates of The CW Network on September 1, 2024.
•
Announced the renewal of CW affiliation agreements with 38 Gray Media-owned television stations in August 2024.
•
Announced in August that Nexstar stations in Augusta, GA, Monroe, LA, Wichita Falls, TX, Terre Haute, IN and Utica, NY will become affiliates of The CW, bringing the number of CW affiliations recaptured by Nexstar and its partners since the acquisition of The CW to 17 and the number of Company and partner-owned CW affiliates to 54, covering 45.7% of U.S. TV households.
•
Delivered record audiences for The CW Network debuts of NASCAR Xfinity series racing and WWE NXT. The NASCAR Xfinity Series race from Bristol Motor Speedway on September 20, 2024 averaged 906,000 viewers, the highest ratings for the series since July 2024. On October 1, 2024, WWE NXT drew 895,000 viewers, an increase of over 44% from the prior week’s episode on cable.
•
Raised over $1.7 million from viewers to support relief efforts related to Hurricane Helene and Hurricane Milton. Donations will go to several charitable organizations assisting victims of the storms, including the American Red Cross, United Way and the Salvation Army, among others.

Financial Highlights

•
Net Revenue. Record third quarter net revenue of $1.37 billion, increased $234 million, or 20.7%, primarily due to growth in distribution and advertising revenue. Approximately 53% of Nexstar’s third quarter revenue was derived from distribution revenue.
•
Distribution Revenue. Record third quarter distribution revenue of $719 million, increased $121 million, or 20.2%, over the comparable prior year quarter. Distribution revenue growth primarily reflects the comparison with the third quarter of 2023 when a dispute with an MVPD caused Nexstar stations to be dark, the benefit of distribution contract renewals in 2023 on terms favorable to the Company, annual rate escalators, growth in vMVPD subscribers, the addition of CW affiliations on certain of our stations, and the return of partner stations on one MVPD in January, which more than offset MVPD subscriber attrition.

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THIRD QUARTER 2024 EARNINGS RELEASE

Financial Highlights (continued)

•
Advertising Revenue. Record third quarter advertising revenue of $622 million, increased $113 million, or 22.2%, over the comparable prior year quarter reflecting a $135 million year-over-year increase in election-year political advertising to $154 million, which more than offset a $22 million year-over-year reduction in non-political advertising revenue due to ongoing advertising market softness and political displacement.
•
Net Income. Third quarter net income of $180 million increased $172 million compared to the prior year quarter, reflecting the revenue growth and lower operating expenses driven, in part, by reduced amortization of broadcast rights at The CW, partially offset by increased income tax expenses and reduced income from equity investments related to the performance of the TV Food Network LLC (“TVFN”) in which we have a 31.3% interest. Net Income margin increased to 13.2% from 0.7% in the comparable prior year period.
•
Adjusted EBITDA. Third quarter Adjusted EBITDA of $510 million, increased $231 million, or 82.8%, compared to the prior year quarter primarily reflecting revenue growth and a $36 million year-over-year reduction in losses at The CW, which more than offset lower income from equity method investments from TVFN primarily related to lower advertising revenue. Adjusted EBITDA margin grew to 37.3% from 24.6% in the comparable prior year period.
•
Net Cash Provided by Operating Activities. Third quarter Net Cash Provided by Operating Activities of $387 million, increased $249 million, or 180.4%, compared to the prior year quarter, due primarily to increased net income and a deferral of income taxes into 2025.
•
Adjusted Free Cash Flow. Third quarter Adjusted Free Cash Flow of $327 million, increased $246 million, or 303.7%, compared to the prior year quarter, due primarily to the increase in net cash provided by operating activities and reduced capital expenditures, partially offset by changes in operating assets and liabilities primarily reflecting timing of receipts and payments, which are excluded from our definition of Adjusted Free Cash Flow.

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THIRD QUARTER 2024 EARNINGS RELEASE

Capital Allocation

•
In the third quarter of 2024, the Company used cash on hand and cash flow from operations to repay $85 million of debt, pay $55 million in dividends, and repurchase 1,061,852 shares of Nexstar’s common stock at an average price of approximately $167.16 per share for a total of $178 million.

($ in millions, shares in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash Used For
Debt repayment	$85	$31	$146	$93
Acquisitions	-	38	-	38
Stockholder return	233	246	590	659
Common stock dividends	55	47	167	145
Stock repurchases	178	199	423	514
Shares Outstanding
End of period	31,476	34,194	31,476	34,194
Less: Beginning of period	32,486	35,381	33,601	36,810
Change in shares outstanding	(1,010)	(1,187)	(2,125)	(2,616)
% Change	(3.1%)	(3.4%)	(6.3%)	(7.1%)

Debt, Cash and Leverage

•
As of September 30, 2024, the consolidated debt of Nexstar and Mission Broadcasting, Inc. (“Mission”), an independently owned variable interest entity, was $6.7 billion, including senior secured debt of $4.0 billion.
•
The Company calculates its leverage ratios in accordance with the terms of its credit agreements which exclude The CW Network’s operations and cash balance. As of September 30, 2024, The CW Network had $22 million of cash on its balance sheet.
‒
As of September 30, 2024, the Company’s first lien net leverage ratio was 1.91x compared to a covenant of 4.25x and its total net leverage ratio was 3.26x.
•
The table below summarizes the Company’s unrestricted cash balances and debt obligations (net of financing costs, discounts and/or premiums) as of September 30, 2024 and as of December 31, 2023.

($ in millions)	September 30, 2024	December 31, 2023
Unrestricted Cash	$181	$135
Revolving Credit Facilities	$62	$62
First Lien Term Loans	3,926	4,064
5.625% Senior Unsecured Notes due 2027	1,717	1,717
4.75% Senior Unsecured Notes due 2028	995	994
Total Debt	$6,700	$6,837

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THIRD QUARTER 2024 EARNINGS RELEASE

Third Quarter Conference Call

Nexstar will host a conference call at 10 a.m. ET today. Senior management will discuss the financial results and host a question-and-answer session. The dial in number for the audio conference call is 877-407-9208 or 201-493-6784, conference ID 13748486 (domestic and international callers). Participants can also listen to a live webcast of the call through the “Events and Presentations” section under “Investor Relations” on Nexstar’s website at nexstar.tv. A webcast replay will be available for 90 days following the live event at nexstar.tv.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, future financial performance, including changes in net revenue, operating expenses and cash flow, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of business acquisitions (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s other filings with the Securities and Exchange Commission.

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THIRD QUARTER 2024 EARNINGS RELEASE

Definitions and Disclosures Regarding Non-GAAP Financial Information

Adjusted EBITDA is calculated as net income, plus or (minus): transaction and other one-time expenses, stock-based compensation expense, depreciation and amortization expense (excluding amortization of broadcast rights), amortization of basis difference of equity method investments, (gain) loss on asset disposal, impairment charges, interest expense, net, pension and other postretirement plans costs (credit), income tax expense (benefit) and other operating and non-operating expense (income). We consider Adjusted EBITDA to be an indicator of our assets’ operating performance.

Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures.

Adjusted Free Cash Flow is calculated as Free Cash Flow plus or (minus): transaction and other one-time expenses, changes in operating assets and liabilities, net of acquisitions and dispositions (excluding changes in income tax payable), taxes paid on sale of assets, pension and other postretirement plans costs (credit), (payments) for capitalized software obligations, proceeds from disposal of assets and insurance recoveries and other expense (income), cash contribution from (distribution to) noncontrolling interests and other items. We consider Adjusted Free Cash Flow to be an indicator of our liquidity. We consider Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be available for use in ongoing operations, debt payments, pension contributions, dividends, share repurchases, acquisitions and other items. Adjusted Free Cash Flow is not intended to represent the amount of cash flow available for discretionary expenditures as certain items and non-discretionary expenditures, such as changes in working capital, mandatory debt service requirements and pension contributions, are not deducted from this measure.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

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Nexstar
MEDIA GROUP, INC.

About Nexstar Media Group, Inc.

Nexstar Media Group, Inc. (NASDAQ: NXST) is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content across its television and digital platforms, including more than 310,000 hours of programming produced annually by its business units. Nexstar owns America's largest local television broadcasting group comprised of top network affiliates, with 200 owned or partner stations in 116 U.S. markets reaching 220 million people. Nexstar's national television properties include The CW, America's fifth major broadcast network, NewsNation, our national news network providing "News for All America," popular entertainment multicast networks Antenna TV and REWIND TV, and a 31.3% ownership stake in TV Food Network. The Company's portfolio of digital assets, including its local TV station websites, The Hill and NewsNationNow.com, are collectively a Top 10 U.S. digital news and information property. For more information, please visit nexstar.tv.

Investor Contacts:	Media Contact:
Lee Ann Gliha EVP and Chief Financial Officer Nexstar Media Group, Inc. 972/373-8800	Gary Weitman EVP and Chief Communications Officer Nexstar Media Group, Inc. 972/373-8800 or gweitman@nexstar.tv
Joe Jaffoni, Jennifer Neuman
JCIR
212/835-8500 or nxst@jcir.com

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THIRD QUARTER 2024 EARNINGS RELEASE

Nexstar Media Group, Inc.

Condensed Consolidated Statements of Operations

(in millions, except for share and per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenue	$1,366	$1,132	$3,920	$3,629

Operating expenses:
Direct operating	563	537	1,663	1,613
Selling, general and administrative	225	229	658	659
Corporate	53	52	160	149
Depreciation and amortization	190	220	588	731
Total operating expenses	1,031	1,038	3,069	3,152
Income from operations	335	94	851	477
Income from equity method investments, net	17	24	52	82
Interest expense, net	(113)	(113)	(340)	(332)
Pension and other postretirement plans credit, net	6	9	20	27
Gain on disposal of an investment	-	-	40	-
Other expenses, net	(1)	-	(1)	-
Income before income taxes	244	14	622	254
Income tax expense	(64)	(6)	(169)	(83)
Net income	180	8	453	171
Net loss attributable to noncontrolling interests	7	17	27	61
Net income attributable to Nexstar Media Group, Inc.	$187	$25	$480	$232

Net income per share available to common stockholders:
Basic	$5.34	$0.71	$14.17	$6.47
Diluted	$5.27	$0.70	$13.96	$6.37

Weighted average number of common shares outstanding:
Basic (in thousands)	32,020	34,931	32,759	35,806
Diluted (in thousands)	32,441	35,367	33,248	36,370

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THIRD QUARTER 2024 EARNINGS RELEASE

Nexstar Media Group, Inc.

Condensed Consolidated Statements of Cash Flows

($ in millions, unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$453	$171
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	588	731
Stock-based compensation expense	57	44
Amortization of debt financing costs, debt discounts and premium	9	8
Gain on disposal of an investment	(40)	-
Deferred income taxes	(26)	(37)
Payments for broadcast rights	(240)	(322)
Income from equity method investments, net	(52)	(82)
Distribution from equity method investments – return on capital	143	259
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	80	191
Prepaid and other current assets	(10)	(6)
Other noncurrent assets	(7)	(21)
Accounts payable	(99)	(54)
Accrued expenses and other current liabilities	-	(3)
Income tax payable	6	(25)
Other noncurrent liabilities	(30)	(36)
Other	7	(1)
Net cash provided by operating activities	839	817
Cash flows from investing activities:
Purchases of property and equipment	(110)	(113)
Payments for acquisitions	-	(38)
Deposits received associated with a proposed sale of a real estate asset	-	10
Proceeds from disposal of an investment	40	-
Other investing activities, net	2	4
Net cash used in investing activities	(68)	(137)
Cash flows from financing activities:
Proceeds from debt issuance, net of debt discounts	55	-
Repayments of long-term debt	(201)	(93)
Purchase of treasury stock	(423)	(509)
Common stock dividends paid	(167)	(145)
Payments for capitalized software obligations	(13)	(14)
Contribution from noncontrolling interests	19	47
Cash paid for shares withheld for taxes	(8)	(24)
Other financing activities, net	1	2
Net cash used in financing activities	(737)	(736)
Net increase (decrease) in cash, cash equivalents and restricted cash	34	(56)
Cash, cash equivalents and restricted cash at beginning of period	147	220
Cash, cash equivalents and restricted cash at end of period	$181	$164

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Nexstar Media Group, Inc.

Reconciliation of Adjusted EBITDA (Non-GAAP Measure)

($ in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net income	$180	$8	$453	$171
Add (Less):
Transaction and other one-time expenses(1)	-	2	1	13
Stock-based compensation expense	19	16	57	44
Depreciation and amortization expense	190	220	588	731
(Amortization) of broadcast rights expense	(70)	(98)	(226)	(367)
Amortization of basis difference of equity method investments	18	18	53	53
Interest expense, net	113	113	340	332
Pension and other postretirement plans (credit), net	(6)	(9)	(20)	(27)
Income tax expense	64	6	169	83
Gain on disposal of an investment	-	-	(40)	-
Other	2	3	1	(4)
Adjusted EBITDA	$510	$279	$1,376	$1,029

(1)
Primarily includes severance, legal and other direct expenses associated with our completed or proposed strategic transactions and/or acquisitions, any fees or other direct expenses associated with financing transactions, and severance and other direct expenses associated with restructuring activities.

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Nexstar Media Group, Inc.

Reconciliation of Free Cash Flow and Adjusted Free Cash Flow (Non-GAAP Measure)

($ in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net cash provided by operating activities	$387	$138	$839	$817
Add (Less):
Capital expenditures	(29)	(36)	(110)	(113)
Free Cash Flow	$358	$102	$729	$704

Add (Less):
Transaction and other one-time expenses(1)	-	2	1	13
Changes in operating assets and liabilities(2)	(90)	(22)	60	(46)
Changes in income tax payable(3)	66	(1)	8	(25)
Taxes paid on sale of assets(4)	-	-	11	-
Pension and other postretirement plans (credit), net	(6)	(9)	(20)	(27)
Payments for capitalized software obligations	(2)	(2)	(13)	(14)
Proceeds from disposal of assets and insurance recoveries	1	-	3	7
Cash contribution from noncontrolling interests	-	11	19	47
Other	-	-	(6)	-
Adjusted Free Cash Flow	$327	$81	$792	$659

Supplemental Information:
Distributions received (reduced distributions) from accounts receivable securitization of equity method investee (included above)(5)	-	-	(9)	69

(1)
Primarily includes severance, legal and other direct expenses associated with our completed or proposed strategic transactions and/or acquisitions, any fees or other direct expenses associated with financing transactions, and severance and other direct expenses associated with restructuring activities.
(2)
Removes the impact of changes in operating assets and liabilities (including changes in income tax payable), net of acquisitions and dispositions.
(3)
Includes changes in income tax payable to reflect all tax payments.
(4)
Eliminates taxes paid on sale of assets related to the impact of a $40 million gain from disposal of an investment in Q1 2024.
(5)
Reflects the impact included in Free Cash Flow and Adjusted Free Cash Flow of cash distributions received from our 31.3% ownership interest in TV Food Network LLC related to its accounts receivable securitization program. As our investee increases or (reduces) the amount of accounts receivable it sells into the program, our distribution is increased or (reduced) accordingly.

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